This instrument was prepared by                             Exhibit 10.34
and, after recording, return to:

Schwartz, Cooper, Greenberger
& Krauss Chartered
180 North LaSalle Street
Suite 2700
Chicago, Illinois  60601
Attn: Gary P. Segal, Esq.





                         SECOND AMENDMENT OF MORTGAGE
                                     and
          AMENDMENT TO LOAN AGREEMENT, NOTE AND OTHER LOAN DOCUMENTS


      THIS SECOND AMENDMENT OF MORTGAGE AND AMENDMENT TO LOAN AGREEMENT, NOTE AND OTHER LOAN DOCUMENTS ("Amendment") is dated as of December 1, 2000, by and between CMC HEARTLAND PARTNERS I, LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), and BANK ONE, ILLINOIS, NA, a national banking association ("Lender").

                                   RECITALS:

      A. Lender has previously made a term loan to Borrower in the principal amount of $2,500,000 (the "Term Loan") pursuant to and in accordance with that certain Loan Agreement, as amended from time to time (the "Term Loan Agreement"), dated as of November 30, 1998, by and between Borrower and Lender. The Term Loan is evidenced by a certain Promissory Note dated as of November 30, 1998 (the "Term Note"), made by Borrower in the original principal amount of $2,500,000 and payable to Lender.

      B. Lender has previously made (i) a revolving line of credit (the "Revolving Loan") in the maximum outstanding principal amount of $4,000,000, and (ii) a $1,750,000 construction loan (the "Development Loan") pursuant to and in accordance with that certain Construction Loan Agreement (as amended, restated, supplemented or modified and in effect from time to time, the "Construction Loan Agreement"), dated as of February 1, 1999. All capitalized terms which are not defined herein shall have the meaning ascribed thereto in the Term Loan Agreement.

      C. The Term Loan, Revolving Loan and Development Loan are secured by, among other things, the following documents:

            (i) Mortgage (the "Mortgage") made by Borrower to Lender, dated as of November 30, 1998 and recorded in the Dakota County Recorder's Office on December 7, 1998, as Document No. 1556095 creating a first mortgage lien on certain unimproved real estate located in Rosemount, Dakota County, Minnesota, and legally described in Exhibit A thereto;

            (ii) Assignment of Rents and Leases (the "Assignment of Rents") made by the Borrower to Lender, dated as of November 30, 1998 and recorded in the Dakota County Recorder's Office on December 7, 1998, as Document No. 1556096;

            (iii) Security Agreement (the "Security Agreement") made by Borrower, as Debtor, to Lender, as Secured Party, dated as of November 30, 1998; and

            (iv) Environmental Indemnity Agreement (the "Indemnity Agreement") made by Borrower to Lender, dated as of November 30, 1998.

The Mortgage, the Assignment of Rents, Security Agreement and the Indemnity Agreement are hereafter referred to collectively as the "Loan Security Documents".

      D. The Loan Documents were amended by that certain First Amendment of Mortgage and Other Loan Documents (the "First Mortgage Amendment") dated as of February 1, 1999 by and between Borrower and Lender and recorded in the Dakota County Recorder's Office on March 8, 1999, as Document No. 1586096 creating a first mortgage lien on certain unimproved real estate located in Rosemount, Dakota County, Minnesota, and legally described in Exhibit B thereto. The Loan Security Documents as amended by the First Mortgage Amendment, the Term Loan Agreement, the Term Note and all of the other documents or agreements delivered to Lender to secure or evidence the Term Loan, the Revolving Loan, the Development Loan or to otherwise induce Lender to disburse the proceeds of the Term Loan, the Revolving Loan or the Development Loan are hereinafter referred to collectively as the "Loan Documents".


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

      E. The Revolving Loan and the Development Loan have been paid in full to Lender.

      F. Under the terms of the Term Loan Agreement and the Term Note, the Maturity Date is December 1, 2000.

      G. Borrower has requested that Lender extend the Maturity Date of the Term Loan.

      H. Lender is willing to extend the Maturity Date of the Term Loan, notwithstanding the fact that Lender has no obligation to do so, subject to and upon the terms and conditions set forth below in this Amendment.

      NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

      1.    Incorporation of Recitals.  The Recitals set forth above are
            -------------------------
incorporated herein and made a part hereof.

      2. Maturity Date of the Term Loan. Lender and Borrower acknowledge and agree that the Maturity Date of the Term Loan is hereby extended to April 1, 2001. For all purposes under the Term Loan Agreement, the Term Note and the other Loan Documents, the "Maturity Date" shall be deemed to mean April 1, 2001.

      3.    Loan Disbursements; Loan.  Borrower hereby acknowledges and
            ------------------------
agrees that as of the date hereof, the outstanding Principal Balance of the Term Loan is $449,988.

      4. Mortgaged Property. Lender and Borrower hereby agree that the legal description of the remaining real estate encumbered by the Mortgage as amended by the First Mortgage Amendment and this Amendment (after taking into account the partial releases delivered by Lender) as security for the remaining portion of the Term Loan and all other obligations of the Borrower to Lender is set forth on Exhibit A attached hereto.

      5.    Conditions to Effectiveness.  This Amendment shall become
            ---------------------------
effective on the date (the "Amendment Effective Date") on which the following
                            ------------------------
conditions precedent have been satisfied or waived in writing:

            (a) Borrower and Lender shall have each executed and delivered this Amendment to Lender;

            (b) Lender shall have received a certificate signed by an authorized officer of Borrower, dated as the Amendment Effective Date, certifying the incumbency of Borrower's officers and copies of resolutions of the board of directors of Borrower approving and authorizing the execution, delivery and performance of Borrower of this Amendment; and

            (c) An additional endorsement to Commonwealth Land Title Insurance Company Loan Policy No. 46813C (the "Existing Title Policy") which (i) amends the description of the real estate described in Schedule A to include the real property described in Exhibit A attached hereto, (ii) amends the description of the Mortgage and the First Mortgage Amendment insured under the Existing Title Policy to include this Amendment, (iii) extends the effective date of the Existing Title Policy to the date of the recording of this Amendment, (iv) includes no additional exceptions to title other than those that have been approved in writing by Lender and (v) states that all real estate taxes and assessments applicable to the real property which are due and payable as of the date of such endorsement have been paid in full.

      6.    Representation and Warranties.  To induce Lender to enter into
            -----------------------------
this Amendment, Borrower hereby represents and warrants to Lender as of the Amendment Effective Date that:

            (a) Since February 1, 1999, there has been no development or event, which has had or could reasonably be expected to have a material adverse effect on the business, property, condition (financial or other), results of operations or prospects of Borrower, or the validity or enforceability of any of the Loan Documents or the rights or remedies of Lender thereunder. No Unmatured Default or Event of Default has occurred and will be continuing on the Amendment Effective Date after giving effect to this Amendment.

            (b) Borrower has the power and authority, and the legal right, to make and deliver this Amendment and to perform all of its obligations under the Loan Agreement, as amended by this Amendment, the Loan Documents, and has taken all necessary action to authorize the execution and delivery of this Amendment and the performance of the Loan Documents, as so amended.

            (c) When executed and delivered, this Amendment and the Loan Agreement, as amended by this Amendment, will constitute legal, valid and binding obligations of Borrower, enforceable against it, in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (d) The representations and warranties made by the Borrower in the Loan Agreement are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, other than those that relate to an earlier or specific date.

      7. References. All references to the Term Loan Agreement, the Term Note, the Mortgage and amended by the First Mortgage Amendment and the other Loan Documents contained in any of the Loan Documents shall be deemed to refer to each of such documents as amended by this Amendment.

      8. Payment of Loan Expenses. Borrower hereby agrees to pay all of Lender's reasonable attorneys' fees incurred in connection with the negotiation and documentation of the agreements contained in this Amendment, all recording fees and charges, title insurance charges and premiums and all other expenses, charges, costs and fees referred to in, necessitated by or otherwise relating to this Amendment (collectively, the "Loan Expenses"). If the Loan Expenses are not paid to Lender within five days after written demand therefor by Lender, the Loan Expenses shall bear interest from the date so incurred until paid at an annual rate equal to the Default Rate.

      9.    Amendment Binding.  This Amendment shall be binding on Borrower
            -----------------
and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.

      10.   Continued Effectiveness.  Except as expressly provided herein,
            -----------------------
the Loan Documents and the shall remain in full force and effect in accordance with their respective terms.

      11.   Governing Law.  The validity and interpretation of this Amendment
            -------------
shall be construed in accordance with the laws and decisions of the State of Illinois.

      12. Invalidity of Provisions. If any provision of this Amendment shall be prohibited by or be invalid under applicable law, such provision shall be deemed ineffective to the extent of such prohibition or invalidity, without invalidating the remained of such provisions or the remaining provisions of this Amendment.

      13.   Counterparts.  This Amendment may be executed in counterparts,
            ------------
and all said counterparts when taken together shall constitute one and the same Amendment.

      14.   Headings.  The titles and headings of the articles, sections and
            --------
paragraphs of this Amendment have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Amendment.

            [remainder of page intentionally blank; signature page follows]

      IN WITNESS WHEREOF, this Amendment has been entered into as of the date first above written.

CMC HEARTLAND PARTNERS I, LIMITED PARTNERSHIP, a Delaware limited partnership

By:   Heartland Development Corporation, a Delaware corporation

By:   ______________________________
Title:______________________________

BANK ONE, ILLINOIS, NA, a national banking association

By:   ______________________________
Title:______________________________


This instrument was prepared by and, after recording, return to:

Schwartz, Cooper, Greenberger & Krauss
180 North LaSalle Street, Suite 2700
Chicago, Illinois 60601
Attn: Gary P. Segal, Esq.




R:\42450\34098 (CMC Heartland)\2ndAmend Mortgage-v1.wpd





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



                                  EXHIBIT A

                              LEGAL DESCRIPTION



                                       6